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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K
                                    CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      DECEMBER 26, 1997


                               HICKORY TECH CORPORATION
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                (Exact name of registrant as specified in its charter)



             MINNESOTA                    0-13721            41-1524393
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    (State or other jurisdiction       (Commission          (IRS Employer
          of incorporation)            File Number)        Identification No.)




221 EAST HICKORY STREET, P.O. BOX 3248, MANKATO, MN             56002-3248
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(Address of principal executive offices)                        (Zip code)




Registrant's telephone number including area code            (800) 326-5789
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ITEM 5. OTHER EVENTS.

On December 18, 1997, the Registrant issued the following press release.

MANKATO, MINNESOTA -- Hickory Tech Corporation (HTC) today announced that it has signed a definitive agreement to purchase Frontier Corporation's (Frontier) cellular property (marketed under the Cellular One name) in seven counties of southern Minnesota. The geography, known in the industry as RSA 10, comprises Blue Earth, Faribault, Freeborn, Le Sueur, Rice, Steele and Waseca counties. The population of the serving area is 230,000.

Under the agreement, HTC will purchase all of the stock of Frontier's Minnesota RSA 10 properties in a cash transaction. The employees currently working for the Frontier cellular operation in southern Minnesota will become employees of HTC. Further details of the purchase were not disclosed.

In addition to the current location on Madison Avenue in Mankato, shortly after the completion of the transaction, customers will be able to arrange for service at the Mankato Citizens Telephone Company location on Hickory Street, as well as the present locations in other communities. The transaction requires approval by the Federal Communications Commission. The transaction is expected to close by the second quarter of 1998.

Robert D. Alton, HTC's President, CEO and Chairman of the Board said, "The purchase of Frontier's cellular operation in southern Minnesota adds significantly to the portfolio of services we offer our customers. Prior to now we have been involved with wireless services through joint ventures and partnerships. This purchase affords us the opportunity of 100% ownership of a cellular company in our existing service territory."

Hickory Tech Corporation is a communications holding company located in Mankato, MN. HTC has a 99-year history in the local telephone exchange business. From those roots it has expanded to five business sectors: telephone, billing and data services, telecommunications product development, equipment sales, and strategic business development. HTC had $66.5 million in sales in fiscal 1996, with operations in Minnesota, Iowa and Texas. Its NASDAQ symbol is HTCO. Its home page address is: http://www.hickorytech.com.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 26, 1997
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                               HICKORY TECH CORPORATION

                         By   /s/ Robert D. Alton, Jr.
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                             Robert D. Alton, Jr., Chief Executive Officer


                         By   /s/ David A. Christensen
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                             David A. Christensen, Chief Financial Officer